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                                                                     EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Vesta Insurance Group, Inc.:

  We consent to incorporation by reference in the registration statements (Nos. 33-74160, 3381114, 33-81126, 33-80385, 33-80387, and 33-80395) on Forms
S-8 of our report dated March 27, 1998, except as to Note B, which is as of August 19, 1998, relating to the consolidated balance sheets of Vesta Insurance Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, cash flows, for each of the years in the three-year period ended December 31, 1997, which report appears in the current report on Form 8-K of Vesta Insurance Group, Inc., dated August 19, 1998.

  Our report refers to restatement of Vesta Insurance Group, Inc.'s financial statements for each of the years in the three-year period ended December 31, 1997.

                                          KPMG Peat Marwick LLP

Birmingham, Alabama
August 19, 1998